                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 Current Report
                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


                                January 26, 2001

                         GRIFFIN LAND & NURSERIES, INC.
               (Exact name of registrant as specified in charter)



DELAWARE                            0-29288                 06-0868496
--------                            -------                 ----------
(State or other jurisdiction        (Commission             (IRS Employer
    of incorporation)                File Number)           Identification No.)


ONE ROCKEFELLER PLAZA, NEW YORK, NEW YORK                   10020
-----------------------------------------                   -----
(Address of principal executive offices)                    (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (212) 218-7910

                         GRIFFIN LAND & NURSERIES, INC.
                                    FORM 8-K
                                      INDEX




Item 2         Disposition of Assets                                    3

Item 7         Financial Statements and Exhibits                      3-8

Signature                                                               8


Notes: Items 1, 3, 4, 5, 6, 8 and 9 are not applicable

ITEM 2 DISPOSITION OF ASSETS

      On January 26, 2001, Griffin Land & Nurseries, Inc.'s ("Griffin") wholly owned subsidiary in the landscape nursery business, Imperial Nurseries, Inc. ("Imperial"), completed the sale of all of the assets of its seven wholesale horticultural sales and service centers (the "SSCs") to Shemin Nurseries, Inc. ("Shemin"). Shemin also assumed certain liabilities related to the SSCs. The SSCs sell a wide variety of plant material and horticultural tools and products to the landscape trade, and are located in Windsor, Connecticut; Aston and Pittsburgh, Pennsylvania; Columbus and Cincinnati, Ohio; White Marsh, Maryland; and Manassas, Virginia. A portion of products sold by the SSCs are grown by Imperial's farming operations. The agreement to sell the SSCs includes a three year supply agreement whereby Shemin will purchase Imperial grown product for the SSCs. The SSCs have been the principal contributor to the operating profit of Imperial over the past three years.

      The consideration received by Imperial on the sale of the SSCs included cash of approximately $19 million after estimated expenses, subject to adjustment based on actual working capital at the time of closing. Cash of $11.2 million from the sale was used to repay all of the amount outstanding under Griffin's Revolving Credit Agreement. The remaining cash will be held for general corporate purposes. In addition to the cash payment, Griffin received 20,570 shares of common stock (representing approximately 13.8% of the outstanding common stock) of Shemin Acquisition Corporation ("Acquisition"), the parent company of Shemin. Imperial will continue in the landscape nursery business with its container growing operations in Connecticut and northern Florida, which Imperial is expanding.

ITEM 7 FINANCIAL STATEMENTS AND EXHIBITS

      (a)  Not applicable

      (b)  Pro forma financial information

      The following unaudited pro forma condensed consolidated financial statements are included in this report:

      o Pro Forma Condensed Consolidated Statement of Operations for the Fiscal Year Ended November 27, 1999.

      o Pro Forma Condensed Consolidated Statement of Operations for the Thirty-nine Weeks Ended August 26, 2000.

      o     Pro Forma Condensed Consolidated Balance Sheet as of August 26,
            2000.

      The unaudited Pro Forma Condensed Consolidated Statements of Operations for the fiscal year ended November 27, 1999 and for the thirty-nine weeks ended August 26, 2000 include pro forma adjustments to reflect the sale of the SSCs as if it had taken place at the beginning of the respective periods. Such adjustments reflect the elimination of sales and expenses of the SSCs, the effect of the net cash proceeds on Griffin's interest expense (income), and related adjustments to Griffin's income tax provisions. The unaudited Pro Forma Condensed Consolidated Balance Sheet includes pro forma adjustments to reflect the sale of the SSCs as if it had taken place on the balance sheet date. Such adjustments reflect the elimination of the assets that were sold and the liabilities that were assumed by Shemin, the repayment of debt under

Griffin's Revolving Credit Agreement, an increase in cash from the remaining proceeds from the sale after the debt repayment and Griffin's investment in Acquisition.

      In the opinion of management, all adjustments necessary to fairly present this pro forma information have been made. The pro forma information does not purport to be indicative of the results that would have been reported had this transaction actually occurred on the dates specified, nor is it indicative of Griffin's future results.

                         Griffin Land & Nurseries, Inc.
            Pro Forma Condensed Consolidated Statement of Operations
                   For the Fiscal Year Ended November 27, 1999
                  (dollars in thousands, except per share data)
                                   (unaudited)


                                                              Pro Forma
                                               Historical     Adjustments      Pro Forma
                                               ----------     -----------      ---------

Net sales and other revenue                      $ 62,944     $(40,025)(1)     $ 22,919
Costs and expenses:
Cost of goods sold                                 43,321      (26,794)(1)       16,527
Selling, general and administrative expenses       16,493       (8,616)(1)        7,877
                                                 --------     --------         --------
Operating profit (loss)                             3,130       (4,615)          (1,485)
Interest expense (income), net                        545         (829)(2)         (284)
                                                 --------     --------         --------
Income (loss) before income tax
   provision (benefit)                              2,585       (3,786)          (1,201)
Income tax provision (benefit)                        962       (1,432)(3)         (470)
                                                 --------     --------         --------
Income (loss) before equity investments             1,623       (2,354)            (731)
Income from equity investments                        553           --              553
                                                 --------     --------         --------
Net income (loss)                                $  2,176     $ (2,354)        $   (178)
                                                 ========     ========         ========

Basic net income (loss) per share(4)             $   0.45                      $  (0.04)
                                                 ========                      ========

Diluted net income (loss) per share(4)           $   0.42                      $  (0.06)
                                                 ========                      ========











See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                         Griffin Land & Nurseries, Inc.
            Pro Forma Condensed Consolidated Statement of Operations
                     For the 39 Weeks Ended August 26, 2000
                  (dollars in thousands, except per share data)
                                   (unaudited)


                                                              Pro Forma
                                               Historical     Adjustments      Pro Forma
                                               ----------     -----------      ---------

Net sales and other revenue                      $ 54,106     $(32,206)(1)     $ 21,900
Costs and expenses:
Cost of goods sold                                 37,679      (21,402)(1)       16,277
Selling, general and administrative expenses       13,668       (7,086)(1)        6,582
                                                 --------     --------         --------
Operating profit (loss)                             2,759       (3,718)            (959)
Interest expense (income), net                        869         (674)(2)          195
                                                 --------     --------         --------
Income (loss) before income tax
   provision (benefit)                              1,890       (3,044)          (1,154)
Income tax provision (benefit)                        756       (1,209)(3)         (453)
                                                 --------     --------         --------
Income (loss) before equity investment              1,134       (1,835)            (701)
Income from equity investment                         907           --              907
                                                 --------     --------         --------
Net income (loss)                                $  2,041     $ (1,835)        $    206
                                                 ========     ========         ========

Basic net income per share(4)                    $   0.42                      $   0.04
                                                 ========                      ========

Diluted net income per share(4)                  $   0.40                      $   0.02
                                                 ========                      ========









See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                         Griffin Land & Nurseries, Inc.
                 Pro Forma Condensed Consolidated Balance Sheet
                              As of August 26, 2000
                             (amounts in thousands)
                                   (unaudited)


                                                              Pro Forma
                                               Historical     Adjustments      Pro Forma
                                               ----------     -----------      ---------

Cash and equivalents                           $  1,308     $ 17,381 (5)     $ 18,689
Inventories                                      30,610       (5,684)(6)       24,926
Other current assets                             12,045       (4,513)(6)        7,532
                                               --------     --------         --------
Total current assets                             43,963        7,184           51,147
Real estate held for sale or lease, net          35,809           --           35,809
Investment in Centaur Communications, Ltd.       17,625           --           17,625
Property and equipment, net                      16,221       (7,638)(6)        8,583
Other assets                                      6,297        4,308 (7)       10,605
                                               --------     --------         --------
Total assets                                   $119,915     $  3,854         $123,769
                                               ========     ========         ========

Current liabilities                            $  9,021     $ (1,138)(8)      $ 7,883
Long-term debt                                    9,080         (207)(9)        8,873
Other noncurrent liabilities                      6,317         (338)(10)       5,979
                                               --------     --------         --------
Total liabilities                                24,418       (1,683)          22,735
Commitments and contingencies                        --           --               --
Stockholders' equity                             95,497        5,537 (11)     101,034
                                               --------     --------         --------
Total liabilities and stockholders' equity     $119,915     $  3,854         $123,769
                                               ========     ========         ========









See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                         Griffin Land & Nurseries, Inc.
    Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
              (dollars in thousands, except per share amounts)

(1) Reflects the elimination of net sales, cost of sales, direct operating expenses of the SSCs, the elimination of salaries and benefits of employees terminated as a result of the sale of the SSCs, and inclusion of sales from Imperial's growing operations to the SSCs acquired by Shemin for the fiscal year ended November 27, 1999 and for the 39 weeks ended August 26, 2000.

(2) Reflects the reduction of interest expense previously paid under the Imperial Nurseries Credit Agreement and interest income on the additional cash in the fiscal year ended November 27, 1999 and reflects the reduction of interest expense previously paid under the Griffin Revolving Credit Agreement and interest income on the additional cash in the 39 weeks ended August 26, 2000. The Griffin Revolving Credit Agreement replaced the Imperial Credit Agreement upon expiration of the Imperial Credit Agreement in the 1999 third quarter. There were no borrowings under the Griffin Revolving Credit Agreement until the first quarter in fiscal 2000. The interest income reflects investment of cash on hand in temporary investments with maturities of less than three months generating a return of approximately 5% per annum.

(3) Reflects adjustment of the income tax provision as a result of the sale of the SSCs based on Federal income tax (34%) and state income tax of approximately 5%, which is net of Federal tax benefits.

(4)   Per share results were based on the following:


                                          For the Fiscal Year Ended           For the 39 Weeks Ended
                                              November 27, 1999                   August 26, 2000
                                         ----------------------------      ----------------------------

                                         Historical       Pro Forma        Historical       Pro Forma
                                         -----------      -----------      -----------      ---------
Net income (loss) as reported for
   basic per share results               $     2,176      $   (178)        $     2,041      $    206

Adjustment to net income (loss) for
   assumed exercise of options
   of equity investee (Centaur)                 (104)         (104)                (86)          (86)
                                         -----------      --------         -----------      --------

Adjusted net income (loss) for
   computation of diluted per share
   results                               $     2,072      $   (282)        $     1,955      $    120
                                         ===========      ========         ===========      ========


                                          For the Fiscal Year Ended           For the 39 Weeks Ended
                                              November 27, 1999                   August 26, 2000
                                         ----------------------------      ----------------------------

                                         Historical       Pro Forma        Historical        Pro Forma
                                         -----------      -----------      -----------      -----------
Weighted average shares outstanding
   for computation of basic per
   share results                           4,847,000        4,847,000        4,863,000        4,863,000

Incremental shares from assumed
   exercise of Griffin stock options          77,000               --           63,000           63,000
                                         -----------      -----------      -----------      -----------

Adjusted weighted average shares
   for computation of diluted per
   share results                           4,924,000        4,847,000        4,926,000        4,926,000
                                         ===========      ===========      ===========      ===========

(5) Reflects increase in cash from net proceeds of the sale of the SSCs after repayment of the entire amount then outstanding (approximately $3.6 million) under the Griffin Revolving Credit Agreement.

(6) Reflects the reduction of inventories, other current assets, and fixed assets as a result of the sale of the SSCs to Shemin.

(7) Reflects the reduction of other assets as a result of the sale of the SSCs and the 20,570 shares of common stock of Acquisition received by Imperial in connection with the sale of the SSCs, which were valued based on current equity transactions by Acquisition as discounted for the lack of liquidity and Imperial's minority interest position.

(8) Reflects (i) reduction of current liabilities of approximately $1.3 million for the liabilities assumed by Shemin in connection with the sale of the SSCs, (ii) repayment of the entire amount outstanding under the Griffin Revolving Credit Agreement (approximately $3.6 million) from proceeds received from Shemin as a result of the sale of the SSCs, and (iii) increase in current liabilities for income tax payable (approximately $3.8 million) in connection with the sale of the SSCs. The Griffin Revolving Credit Agreement is classified as a current liability because it will terminate on May 31, 2001.

(9) Reflects reduction of long-term debt as a result of Shemin assuming certain capital leases.

(10) Reflects adjustment of deferred tax liabilities in connection with the sale of the SSCs to Shemin.

(11) Reflects increase in stockholders' equity from the gain on the sale of the SSCs to Shemin.

      (c)   Exhibits

Exhibit 2 Asset Purchase Agreement among Shemin Nurseries, Inc., Shemin Acquisition Corporation and Imperial Nurseries, Inc. dated January 5, 2001.

Exhibit 99 Press release dated January 26, 2001 announcing the completion of the sale of the SSCs.



                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        GRIFFIN LAND & NURSERIES, INC.

DATE: February 12, 2001                                   /s/ Anthony J. Galici
                                        ----------------------------------------
                                                              Anthony J. Galici
                                         Vice President, Chief Financial Officer
                                                                   and Secretary


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